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                                                                   EXHIBIT 10.17

Letter Agreement dated December 29, 2000 between Registrant and The News Corporation Limited







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                       [Letterhead of WebMD Corporation]


December 29, 2000


The News Corporation Limited
c/o News America Incorporated
1211 Avenue of the Americas
New York, New York  10036
Attention: David DeVoe, Senior Executive Vice President

Dear Mr. DeVoe:

         The purpose of this letter is to evidence the agreement by and among WebMD Corporation, a Delaware corporation ("WEBMD") formerly known as Healtheon/WebMD Corporation, Healtheon/WebMD Cable Corporation, a Delaware corporation ("WEBMD CABLE") and wholly owned subsidiary of WebMD, Healtheon/WebMD Internet Corporation, a Delaware corporation ("WEBMD INTERNET") and wholly owned subsidiary of WebMD, HW International Holdings, Inc., a Delaware corporation and wholly owned subsidiary of WebMD ("INTERNATIONAL HOLDINGS" and, collectively with WebMD, WebMD Cable and WebMD Internet, the "WEBMD ENTITIES") and The News Corporation Limited, a South Australia, Australia corporation ("NEWS CORP"), Fox Entertainment Group, Inc., a Delaware corporation ("FOX") which is controlled through certain intermediaries by News Corp, Fox Broadcasting Company, a Delaware corporation ("FBC") and a subsidiary of Fox, Eastrise Profits Limited, an international business company incorporated under the laws of the British Virgin Islands ("EASTRISE") which is controlled through certain intermediaries by News Corp, News America Incorporated, a Delaware corporation ("NEWS AMERICA") which is controlled through certain intermediaries by News Corp, AHN/FIT Cable LLC, a Delaware limited liability company ("AHN/FIT CABLE") which is owned through certain intermediaries by Fox, AHN/FIT Internet LLC, a Delaware limited liability company which is owned through certain intermediaries by Fox ("AHN/FIT Internet"), and IJV Holdings Inc., a Delaware corporation and wholly owned subsidiary of Fox ("IJV HOLDINGS," and, collectively with News Corp, Fox, FBC, Eastrise, News America, AHN/FIT Cable and AHN/FIT Internet, the "NEWS CORP ENTITIES"), concerning the modification or termination of various agreements and arrangements concerning the strategic alliance between WebMD and News Corp.

                                   BACKGROUND

         A. As of December 6, 1999, WebMD, News Corp and Fox entered into the Master Strategic Alliance Agreement (the "MASTER STRATEGIC ALLIANCE Agreement") pursuant to which they agreed to enter into certain strategic alliances and deliver certain documents;

         B. As of January 26, 2000 and as contemplated by the Master Strategic Alliance Agreement, WebMD, WebMD Cable, WebMD Internet, Fox, FBC, Eastrise, AHN/FIT Cable and AHN/FIT Internet entered into the Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which Fox purchased from WebMD 2,000,000 shares of common stock, par value $0.0001 per share (the "COMMON STOCK"), of WebMD and 155,951 shares of Series A Preferred Stock, par value $0.0001 per share (the "PREFERRED STOCK"), of WebMD for an aggregate consideration consisting of (i) $100 million, (ii) the transfer by AHN/FIT Cable to WebMD Cable of a 50% interest in The Health Network LLC, a Delaware limited liability company ("HEALTH NETWORK"), (iii) the transfer by AHN/FIT Internet to WebMD Internet of a 50% interest in The H/W Health & Fitness LLC, a Delaware limited liability company ("HEALTH & FITNESS"), (iv) $400 million of branding services across the various media owned by News Corp and its affiliates throughout the world pursuant to the Media Services Agreement (as defined below), and (v)

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content to be provided by News Corp pursuant to the News Corp Content License
Agreement (as defined below);

         C. As contemplated by the Purchase Agreement and at the direction of Fox, WebMD issued 2,000,000 shares of Common Stock to News America, and an aggregate of 155,951 shares of Preferred Stock which are currently held by the following News Corp Entities: 50,433 shares of Preferred Stock are held by News America, 67,244 shares of Preferred Stock are held by FBC, 36,743 shares of Preferred Stock are held by AHN/FIT Cable and 1,531 shares of Preferred Stock are held by AHN/FIT Internet;

         D. As contemplated by the Purchase Agreement, WebMD, Eastrise, AHN/FIT Cable, AHN/FIT Internet, News America and FBC entered into the Registration Rights Agreement dated as of January 26, 2000 (the "REGISTRATION RIGHTS AGREEMENT");

         E. As contemplated by the Purchase Agreement, WebMD Cable and AHN/FIT Cable entered into the Amended and Restated Operating Agreement of Health Network dated as of January 26, 2000, as amended (as amended, the "HEALTH NETWORK OPERATING AGREEMENT");

         F. As contemplated by the Purchase Agreement, WebMD Internet and AHN/FIT Internet entered into the Amended and Restated Operating Agreement of Health & Fitness dated as of January 26, 2000 (the "HEALTH & FITNESS OPERATING AGREEMENT");

         G. As contemplated by the Master Strategic Alliance Agreement, International Holdings and IJV Holdings entered into the Operating Agreement of WebMD International LLC, a Delaware LLC ("INTERNATIONAL") dated as of January 26, 2000 (the "INTERNATIONAL OPERATING AGREEMENT");

         H. Following the execution of the Health Network Operating Agreement, Health Network and WebMD entered into the Trademark License Agreement dated as of January 26, 2000 (the "WEBMD/HEALTH NETWORK TRADEMARK LICENSE AGREEMENT") and the Content License Agreement dated as of January 26, 2000 (the "WEBMD/HEALTH NETWORK CONTENT LICENSE AGREEMENT");

         I. Following the execution of the International Operating Agreement, International and News America entered into the Management Services Agreement dated as of January 26, 2000 (the "INTERNATIONAL MANAGEMENT SERVICES AGREEMENT") and International and Eastrise entered into the WebMD International Media Services Agreement dated as of January 26, 2000 (the "INTERNATIONAL MEDIA SERVICES AGREEMENT");

         J. Following the execution of the Health Network Operating Agreement and the International Operating Agreement, Health Network and International entered into the Trademark License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH NETWORK TRADEMARK LICENSE AGREEMENT") and the Content License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH NETWORK CONTENT LICENSE AGREEMENT");

         K. Following the execution of the Health & Fitness Operating Agreement and the International Operating Agreement, Health & Fitness and International entered into the Trademark License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH & FITNESS TRADEMARK LICENSE AGREEMENT") and the Content License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH & FITNESS CONTENT LICENSE AGREEMENT");

         L. As contemplated by the Purchase Agreement, WebMD, Eastrise and Fox entered into the Healtheon/WebMD Media Services Agreement dated as of January 26, 2000 (the "DOMESTIC MEDIA SERVICES AGREEMENT"); and


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         M. As contemplated by the Purchase Agreement, WebMD, Fox and News Corp
entered into the Content License Agreement dated as of January 26, 2000 pursuant to which Fox licensed Fox content to WebMD (the "FOX CONTENT LICENSE AGREEMENT") and WebMD and News Corp entered into the Content License Agreement dated as of January 26, 2000 pursuant to which WebMD licensed WebMD content to various News Corp Entities (the "WEBMD CONTENT LICENSE Agreement").

         The WebMD Entities and the News Corp Entities desire to modify or terminate the agreements to which they are party as specified below:

                       AGREEMENTS REGARDING HEALTH NETWORK

         1.1. ASSIGNMENT OF MEMBER INTEREST IN HEALTH NETWORK. Subject to the terms and conditions of this Letter Agreement, WebMD Cable hereby agrees to assign at the Closing (defined below) its entire interest in Health Network (the "WEBMD CABLE INTEREST") free and clear of all liens, claims and encumbrances to AHN/FIT Cable or another entity identified by News Corp which entity, if it is not AHN/FIT Cable, shall be added as a party to this Letter Agreement (the "AHN/FIT HEALTH NETWORK ENTITY"), pursuant to an assignment agreement in a form reasonably satisfactory to the parties hereto (the "CABLE INTEREST ASSIGNMENT AGREEMENT"). Effective upon the Closing, the Put and Call (as such terms are defined in the Health Network Operating Agreement) shall be terminated. Through the date of the Closing, WebMD Cable shall be allocated losses of Health Network equal to the aggregate amount of its funding to Health Network; all other profits, losses and items thereof of Health Network shall be allocated to the AHN/FIT Cable.

         1.2. TERMINATION OF CERTAIN AGREEMENTS. The parties to this Letter Agreement include all of the parties to each of the WebMD/Health Network Trademark License Agreement, the WebMD/Health Network Content License Agreement, the International/Health Network Trademark License Agreement and the International/Health Network Content License Agreement (collectively, the "TERMINATED HEALTH NETWORK AGREEMENTS"). Upon the Closing, each of the Terminated Health Network Agreements shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect.

         1.3. RELEASE BY NEWS CORP ENTITIES. Effective upon the Closing, each of the News Corp Entities shall fully release each of the WebMD Entities and each of their respective directors, officers, agents, employees, stockholders, attorneys, legal representatives, subsidiaries, successors, assigns and other affiliates (the "WEBMD RELEASED PARTIES") from any and all obligations arising out of the ownership or operations of the business of Health Network, including, but not limited to, any obligations under the Health Network Operating Agreement (including obligations to make capital contributions to Health Network) and obligations under the Terminated Health Network Agreements; provided, however, that nothing contained in this Section 1.3 shall limit any rights the parties may have with respect to a breach of any representation, warranty or covenant as set forth in this Letter Agreement.

         1.4. INDEMNIFICATION BY NEWS CORP ENTITIES. Each of the News Corp Entities agrees effective as of the Closing jointly and severally to indemnify each of the WebMD Released Parties from any and all claims, losses, liabilities, or damages arising out of the ownership and operations of the business of Health Network other than those arising out of the gross negligence or willful misconduct of any WebMD Released Party; provided, however, that nothing contained in this Section 1.4 shall limit any rights the parties may have with respect to a breach of any representation, warranty or covenant as set forth in this Letter Agreement.


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         1.5.     REPRESENTATION AND WARRANTY OF WEBMD. WebMD hereby represents and warrants that, from January 26, 2000 until the date hereof, the WebMD Entities have operated Health Network in the ordinary course of business in accordance with past practices.

                       AGREEMENTS REGARDING INTERNATIONAL

         2.1. ASSIGNMENT OF MEMBER INTEREST IN INTERNATIONAL. Subject to the terms and conditions of this Letter Agreement, IJV Holdings hereby agrees to assign at the Closing (defined below) its entire interest in International (the "NEWS CORP INTERNATIONAL INTEREST") free and clear of all liens, claims and encumbrances to an entity identified by WebMD which entity, if it is not a WebMD Entity, shall be added as a party to this Agreement (the "WEBMD INTERNATIONAL ENTITY"), pursuant to an assignment agreement in a form reasonably acceptable to the parties (the "INTERNATIONAL INTEREST ASSIGNMENT AGREEMENT"). Effective upon the Closing, the Put (as such term is defined in the International Operating Agreement) shall be terminated. Through the date of the Closing, IJV Holdings shall be allocated losses of International equal to the aggregate amount of its funding to International; all other profits, losses and items thereof of International shall be allocated to International Holdings.

         2.2. TERMINATION OF CERTAIN AGREEMENTS. The parties to this Letter Agreement include all of the parties to each of the International Management Services Agreement and the International Media Services Agreement (collectively, the "TERMINATED INTERNATIONAL AGREEMENTS"). Upon the Closing, each of the Terminated International Agreements shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect.

         2.3. RETURN OF REMAINING FUNDS. The parties acknowledge that prior to the date hereof IJV Holdings contributed $3 million to the capital of International. To extent that such capital has not been expended prior to the close of business on the date hereof, the remaining amount shall be returned to IJV Holdings in cash at the Closing.

         2.4. RELEASE BY WEBMD ENTITIES. Effective upon the Closing each of the WebMD Entities shall fully release each of the News Corp Entities and each of their respective directors, officers, agents, employees, stockholders, attorneys, legal representatives, subsidiaries, successors, assigns and other affiliates (the "NEWS CORP RELEASED PARTIES") from any and all obligations arising out of the ownership and operations of the business of International, including, but not limited to, any obligation under the International Operating Agreement (including any obligation to make capital contributions to International) and obligations under the Terminated International Agreements.

         2.5. INDEMNIFICATION BY WEBMD ENTITIES. Each of the WebMD Entities agrees effective as of the Closing to jointly and severally indemnify each of the News Corp Released Parties from any and all claims, losses, liabilities, or damages arising out of the ownership and operations of the business of International other than those arising out of the gross negligence or willful misconduct of any News Corp Released Party.

                  AGREEMENTS REGARDING DOMESTIC MEDIA SERVICES

         3.1. AGREEMENTS REGARDING THE MEDIA SERVICES AGREEMENT. The parties to this Agreement include all of the parties to the Domestic Media Services Agreement. At the Closing, the Domestic Media Services Agreement shall be, without the need for any further action on the part of any party, amended as set forth in Exhibit 3.1 of this Letter Agreement. Except as contemplated by this
Section 3.1, the terms and conditions of the Media Services Agreement shall remain in full force and effect.


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                      AGREEMENTS REGARDING HEALTH & FITNESS

         4.1. ASSIGNMENT OF MEMBER INTEREST IN HEALTH & FITNESS. Subject to the terms and conditions of this Agreement, WebMD Internet hereby agrees to assign at the Closing its entire interest in Health & Fitness (the "WEBMD INTERNET INTEREST") free and clear of all liens, claims and encumbrances to AHN/FIT Internet or another entity identified by News Corp which entity, if it is not AHN/FIT Cable, shall be added as a party to this Letter Agreement (the "AHN/FIT HEALTH & FITNESS ENTITY"), pursuant to an assignment agreement in a form reasonably acceptable to the parties (the "INTERNET INTEREST ASSIGNMENT AGREEMENT"). Effective upon the Closing, the Put and Call (as such terms are defined in the Health & Fitness Operating Agreement) shall be terminated. Through the date of the Closing, WebMD Internet shall be allocated losses of Health & Fitness equal to the aggregate amount of its funding to Health & Fitness; all other profits, losses and items thereof of Health & Fitness shall be allocated to the AHN/FIT Internet.

         4.2. TERMINATION OF CERTAIN AGREEMENTS. The parties to this Letter Agreement include all of the parties to each of the International/Health & Fitness Trademark License Agreement and the International/Health & Fitness Content License Agreement (collectively, the "TERMINATED HEALTH & FITNESS AGREEMENTS"). Upon the Closing, each of the Terminated Health & Fitness Agreements shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect.

         4.3. RELEASE BY NEWS CORP ENTITIES. Each of the News Corp Entities does hereby fully release each of the WebMD Released Parties from any and all obligations arising from the ownership and operation of the business of Health & Fitness, including, but not limited to any obligations under the Terminated Health & Fitness Agreements.

         4.4. INDEMNIFICATION BY NEWS CORP ENTITIES. Each of the News Corp Entities agrees effective as of the Closing to jointly and severally indemnify each of the WebMD Released Parties from any and all claims, losses, liabilities, or damages arising out of the ownership and operations of the business of Health & Fitness other than those arising out of the gross negligence or willful misconduct of any WebMD Released Party.

        CERTAIN AGREEMENTS REGARDING MASTER STRATEGIC ALLIANCE AGREEMENT,
                     PURCHASE AGREEMENT AND CONTENT LICENSES

         5.1. TERMINATION OF MASTER STRATEGIC ALLIANCE AGREEMENT, THE PURCHASE AGREEMENT AND FOX CONTENT LICENSE; CONTINUATION OF WEBMD CONTENT License. The parties to this Agreement include all of the parties to each of the Master Strategic Alliance Agreement, the Purchase Agreement, the Fox Content License Agreement and the WebMD Content License Agreement. At the Closing the Master Strategic Alliance Agreement, the Purchase Agreement and the Fox Content License Agreement shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect and no party to it shall have any further rights or obligations with respect thereto or be required from and after the termination thereof pursuant to this Section 5.1 to take, or refrain from taking, any action whatsoever pursuant to the Master Strategic Alliance Agreement, the Purchase Agreement or the Fox Content License Agreement. It is acknowledged that the WebMD Content License Agreement shall remain in full force and effect.

         5.2. REPRESENTATIONS AND WARRANTIES OF WEBMD AS TO COMMON STOCK. WebMD hereby represents and warrants that the 2,000,000 shares of Common Stock delivered to News America pursuant to the Purchase Agreement have been duly authorized, validly issued, fully paid and non-assessable.


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                    AGREEMENTS REGARDING THE PREFERRED STOCK

         6.1. TRANSFER OF PREFERRED STOCK TO WEBMD. The parties to this Letter Agreement include all of the holders of Preferred Stock (the "PREFERRED STOCKHOLDERS"). Subject to the terms and conditions of this Letter Agreement, and in consideration of the terms and provisions hereof, each of the Preferred Stockholders shall transfer to WebMD all of the shares of Preferred Stock held of record by it free and clear of all liens, claims and encumbrances pursuant to an assignment in a form reasonably satisfactory to the parties (the "PREFERRED STOCK ASSIGNMENT AGREEMENT" and, collectively with the Cable Interest Assignment Agreement, the International Interest Assignment Agreement and the Internet Interest Assignment Agreement, the "TRANSFER AGREEMENTS").

                                CERTAIN COVENANTS

         7.1 HART-SCOTT-RODINO. The WebMD Entities and the News Corp Entities shall file as soon as practicable after the date of this Letter Agreement notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. The parties further agree that the filing fees with respect to any filing made under the HSR Act shall be shared equally by the parties.

         7.2 WARRANT. In consideration of the agreement by New Corp Entities to the provisions of this Letter Agreement, at the Closing WebMD shall issue to such News Corp Entities as News Corp shall designate a warrant to purchase 3,000,000 shares of Common Stock of WebMD for an exercise price payable in cash of $15 per share, which warrant shall be exercisable at any time and from time to time during a term of 6 years from the date of Closing (the "WARRANT"). The shares underlying the Warrant shall be "Registrable Securities" for purposes of the Registration Rights Agreement. The Warrant shall be in substantially the form attached hereto as Exhibit 7.2.

         7.3.     RELEASES.

                  7.3.1. RELEASE BY WEBMD ENTITIES. Each of the WebMD Entities shall, effective as of the Closing, fully release each of the News Corp Released Parties from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that they may have (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the News Corp Released Parties which have arisen or could have arisen, out of, or relate in any manner to the Master Strategic Alliance Agreement, the Purchase Agreement, the Health Network Operating Agreement, the Health & Fitness Operating Agreement, the International Operating Agreement, the Fox Content License Agreement, the Terminated Health Network Agreements, the Terminated International Agreements and the Terminated Health & Fitness Agreements (collectively, the "TERMINATED AGREEMENTS"), including, without limitation, any allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the Terminated Agreements; provided, however, that nothing contained in this Section 7.3.1 shall limit


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any rights the parties may have with respect to a breach of any representation, warranty or covenant as set forth in this Letter Agreement.

                  7.3.2. RELEASE BY NEWS CORP ENTITIES. Each of the News Corp Entities shall, effective as of the Closing, fully release each of the WebMD Released Parties from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that they may have (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the WebMD Released Parties which have arisen or could have arisen, out of, or relate in any manner to the Terminated Agreements, including, without limitation, any allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the Terminated Agreements; provided, however, that nothing contained in this Section 7.3.2 shall limit any rights the parties may have with respect to a breach of any representation, warranty or covenant as set forth in this Letter Agreement.

         7.4 OTHER DEFINITIVE AGREEMENTS. The parties agree to use their good faith best efforts to enter into one or more other definitive agreements that may amend, supplement or replace this agreement, which agreements may provide for, among other things, transition of the businesses of Health Network and International (including the preparation of tax returns for such entities) and the tax treatment of the transactions contemplated by this Letter Agreement. The parties agree to use commercially reasonable efforts to structure the definitive agreements in a mutually advantageous way, from a tax and financial reporting perspective. The parties acknowledge that this Letter Agreement contains all of the material terms of their agreement and shall be enforceable in accordance with its terms notwithstanding any failure to agree on further definitive agreements.

         7.5 OPERATIONS PENDING CLOSING. The parties agree that they shall continue to operate Health Network and International in the ordinary course of business pending the Closing, provided, however, no party shall have any further obligation to make capital contributions to those entities. Pending the Closing,
(i) the capital requirements of Health Network shall be met by one or more of the News Corp Entities, by making unsecured loans, bearing interest at 8% per annum, to Health Network, and (ii) the capital requirements of International shall be met by one or more of the WebMD Entities, by making unsecured loans, bearing interest at 8% per annum, to International.

         7.6 FURTHER ACTIONS BY WEBMD ENTITIES. Each WebMD Entity agrees to take any further action reasonably requested by News Corp to facilitate the consummation of the transactions contemplated by this Agreement. Each of WebMD Entities shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by News Corp of their respective rights under this Agreement and to take such other actions as may reasonably be requested by News Corp to effect the purposes of this Agreement. The period of time provided for any closing of the transactions contemplated by this Agreement may, at the option of News Corp, be extended as necessary in order to obtain any such waivers, consents and approvals. Without limiting the generality of the foregoing, to the extent that the WebMD Entities or any of their affiliates has heretofore acquired any assets (including domain names, URLs and registered trademarks) formerly held by the predecessors of Health Network and Health & Fitness, then such WebMD Entity shall, or shall cause its affiliate, to assign such acquired assets to Health Network.


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         7.7      FURTHER ACTIONS BY NEWS CORP ENTITIES. Each News Corp Entity
agrees to take any further action reasonably requested by WebMD to facilitate the consummation of the transactions contemplated by this Agreement. Each of News Corp Entities shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by WebMD of their respective rights under this Agreement and to take such other actions as may reasonably be requested by WebMD to effect the purposes of this Agreement, including, without limitation, the termination of International's relationship with Alliance Atlantis. The period of time provided for any closing of the transactions contemplated by this Agreement may, at the option of WebMD, be extended as necessary in order to obtain any such waivers, consents and approvals.

         7.8 CONTINUATION OF THE REGISTRATION RIGHTS AGREEMENT. The parties acknowledge and agree that the Registration Rights Agreement, as modified hereby, shall remain in full force and effect.

                                  MISCELLANEOUS

         8.1 CLOSING. The closing shall be held on the third business day following receipt of the required approvals under the HSR Act at 10:00 AM eastern time at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York (the "CLOSING").

         8.2 GOVERNING LAW. This Letter Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         8.3 ASSIGNMENT. This Letter Agreement may not be assigned by any party hereto.

         8.4 ENTIRE AGREEMENT; AMENDMENT. This Letter Agreement constitutes the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the parties thereto.

         8.5 NOTICES. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, as follows:

         If to any WebMD Entity:            WebMD Corporation
                                            400 The Lenox Building
                                            3399 Peachtree Road
                                            Atlanta, Georgia 30326
                                            Attention:  General Counsel

         With a copy to:                    Alston & Bird LLP
                                            1211 East Morehead Street
                                            P.O. Drawer 34009
                                            Charlotte, NC  28234-4009
                                            Attention:  H. Bryan Ives III, Esq.


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         If to any News Corp Entity:        The News Corporation Limited
                                            c/o News America Incorporated
                                            1211 Avenue of the Americas
                                            new York, New York 10036
                                            Facsimile (212) 768-2029
                                            Attention:  Arthur M. Siskind, Esq.

         With a copy to:                    Squadron, Ellenoff, Plesent &
                                            Sheinfield, LLP
                                            551 Fifth Avenue
                                            New York, New York 10176
                                            Facsimile (212) 697-6686
                                            Attention: Ira Sheinfeld, Esq.

or at such other address as any party shall have furnished to the other parties in writing.

         8.6 AGENT'S FEES. Each party (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

         8.7 EXPENSES. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         8.8 CONSTRUCTION OF CERTAIN TERMS. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.10     ENFORCEMENT.

                  8.10.1. REMEDIES AT LAW OR IN EQUITY. If any WebMD Entity or any News Corp Entity shall default in any of its obligations under this Agreement, News Corp or WebMD, respectively, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions.

                  8.10.2. REMEDIES CUMULATIVE; WAIVER. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

         8.11 PRESS RELEASES. WebMD and News Corp shall consult with each other as to the form and substance of any press release or other public disclosure related to this Letter Agreement or any transaction contemplated hereby. No WebMD Entity or News Corp Entity shall issue any press release or make any other public disclosure without the prior approval of News Corp (in the case of a WebMD Entity) or WebMD (in the case of a News Corp Entity), which approval shall not be unreasonably withheld or delayed; provided, however, that nothing in this Section 8.11 shall be deemed to prohibit any WebMD Entity or News Corp Entity from making any disclosure which its counsel deems necessary or advisable in order to satisfy disclosure obligations imposed upon such entity by any law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to such entity.

         8.12 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.



















                          ****************************

         If the foregoing accurately represents our agreement, please execute below.


                           Sincerely yours,



                           WEBMD CORPORATION, for itself and the other WebMD Entities

                           By:    /s/ K. Robert Draughon
                              --------------------------------------------------
                           Name:  K. Robert Draughon
                           Title: Executive Vice President, Business Development



AGREED:

THE NEWS CORPORATION LIMITED, for itself and the other News Corp Entities


By:            /s/ John P. Nallen
         -------------------------------
Title:   Senior Vice President, Finance
Name:    John P. Nallen
Date:    12/29/00
         -------------------------------

                                  EXHIBIT 3.1


         The Domestic Media Services Agreement shall be amended at the Closing as follows:

         1. For the purposes of the amendment to the Domestic Media Services Agreement, the "Effective Period" shall commence on January 1, 2001 and expire on August 31, 2010;

         2.       Section 2.1 shall be amended as follows:

                  (a) The first sentence shall be amended by deleting the number "$240 million" and by substituting "$190 million" in lieu thereof;

                  (b) Schedule 1 to Section 2.1 shall be amended by deleting it in its entirety and replacing it with the new Schedule 1 attached hereto;

                  (c) The following shall be added at the end of Section 2.1: "Anything herein to the contrary notwithstanding: (a) to the extent that the Company does not utilize the dollar amount of Advertising Services to be provided to the Company during any television broadcast season as set forth on
Schedule 1 (as amended), the Company shall have the right to carry over, and the News Parties and their Controlled Affiliates shall be obligated to provide, an aggregate amount of up to 25% of such Advertising Services to be provided to and in the next broadcast season, provided that such carryover right shall be limited to the next broadcast season only (in other words, the carry over shall not continue to accumulate beyond the next broadcast season), and provided, further that there shall be no carryover past the end of the term, August 31, 2010; (b) the News Parties acknowledge that the Company intends to use the Advertising Services to co-promote its products and services along with the products and services of the Company's client base, and the Advertising Services may be used for such co-promotion in a manner which features the products and services of the Company's client base so long as the advertisements are designed in a manner that also promotes the Company's products and services and identifies the Company."

         3. Section 3.1 shall be amended as follows: (a) by deleting the number "$160 million" and by substituting the number "$15 million" in lieu thereof; (b) by deleting the last sentence of Section 3.1 and by deleting
Schedule 3; (c) by inserting the following sentences at the end of Section 3.1:
"The Promotional Services shall be provided to the Company during the period from January 1, 2001 through August 31, 2004 with the amount of such services to be provided during each television broadcast season to be determined by the Company (which shall have no obligation to spread its request for such services over such period).

         4. The first sentence of Section 3.5 shall be deleted with the following substituted in lieu thereof: "The News Parties agree that they will provide at least the Inherent Market Value of Promotional Services to the Company set forth in Section 3.1 at the times and in the amounts reasonably requested by the Company hereunder."

         5. All references to Schedule 4 shall be amended to be references to Schedule 3.

         6.       Section 9.11 shall be deleted in its entirety.